Chrysler Financial Company LLC
27777 Franklin Road
Southfield, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Financial Company LLC (formerly Chrysler Financial Corporation)(a subsidiary of Chrysler Corporation) and consolidated subsidiaries for the periods ended March 31, 1998 and 1997, June 30, 1998 and 1997, and September 30, 1998 and 1997, as indicated in our reports dated April 8, 1998, July 9, 1998, and October 8, 1998, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, are incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 33-64179 and 333-49647.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


October 26, 1998

The accompanying Post-Effective Amendment No. 1 to Registration Statements Nos. 33-64179 and 333-49647 reflects the merger of Chrysler Financial Corporation with and into Chrysler Financial Company LLC which is to be effected immediately prior to the effective date of this Amendment. The purpose of the merger is to change the form of organization of Chrysler Financial Corporation from a corporation into a limited liability company. The above letter regarding unaudited interim financial information is in the form which will be signed by Deloitte & Touche LLP upon consummation of the change in form of organization assuming that from October 16, 1998 to the date of such change no other events shall have occurred that would affect the financial statements and notes thereto incorporated by reference in this Amendment.

/s/ Deloitte & Touche LLP

October 16, 1998